EXHIBIT 4.1

                          EDISTO RESOURCES CORPORATION

                         1993 DIRECTOR STOCK OPTION PLAN
                          (as amended November 7, 1994)

                                   I. PURPOSE

      The purpose of this 1993 Director Stock Option Plan (the "Plan") of Edisto Resources Corporation (the "Company") is to encourage ownership in the Company by outside directors of the Company whose continued services are considered essential to the Company's continued progress, and to provide them with a further incentive to continue as directors of the Company, and to increase the value of the Company.

                                 II. ELIGIBILITY

      Each director of the Company is eligible to participate in the Plan, unless he or she is an officer or employee of the Company or any subsidiary of the Company ("Eligible Director").

                         III. STOCK SUBJECT TO THE PLAN

      A. COMMON STOCK. The shares that are the subject of options granted under the Plan shall be the Company's authorized but unissued shares of Common Stock, $.01 par value ("Stock"). In connection with the issuance of shares of Stock under the Plan, the Company may utilize shares repurchased in the open market or otherwise.

      B. AGGREGATE AMOUNT. The total number of shares subject to options granted under the Plan shall not exceed 150,000 shares (subject to adjustment under Article VIII). If any option shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto shall (unless the Plan shall have terminated) become available for other options under the Plan.

                    IV. TERMS, CONDITIONS AND FORM OF OPTIONS

      Each option granted under this Plan shall be evidenced by a written agreement in substantially the form attached hereto as Exhibit A, which agreement shall comply with and be subject to the following terms and conditions:

      A. NON-STATUTORY STOCK OPTIONS. All options granted under the Plan shall be non statutory options not entitled to special tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended to date and as may be further amended from time to time (the "Code").

      B. OPTION GRANT DATES. Options shall be granted automatically on July 1, 1993, the date of the 1994 annual meeting of the Corporation's shareholders ("Annual Meeting"), and thereafter on January 1 of each year, beginning January 1, 1995, while there are still shares reserved under the Plan for which options have not been granted.

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      C. NUMBER OF OPTION SHARES. An option granted to an Eligible Director on
July 1, 1993, or the date of the 1994 Annual Meeting shall be an option to acquire 3,000 shares, and thereafter an option granted to an Eligible Director shall be an option to acquire 6,000 shares; PROVIDED HOWEVER, that if on a grant date the number of remaining shares available for option grants is not large enough to grant each Eligible Director an option for 6,000 shares, the number of shares covered by the final option for each Eligible Director shall be reduced proportionately to the nearest whole share so that the number of shares granted under the Plan does not exceed the number of shares reserved under Article III hereof.

      D. TRANSFERABILITY. Each option granted under the Plan by its terms shall not be transferable by the director otherwise than by will or by the laws of descent and distribution, and shall be exercised during the lifetime of the director only by such director.

      E. TERM OF OPTION. For any options granted on January 1, 1995 and thereafter, options become exercisable with respect to the first 33-1/3 percent of the total number of shares subject to the option six months after the date upon which they were granted, and the options shall become exercisable with respect to the second and third 33-1/3 percent of such shares on the first and second anniversaries, respectively, of the date on which the options were granted. When an option becomes exercisable with respect to any 33-1/3 percent installment of shares, the shares may be purchased at any time, or from time to time, in whole or in part, until the option term expires; provided, however, that any option granted pursuant to the Plan which has been outstanding for at least six (6) months shall become exercisable in full upon the death of the director or retirement of the director because of total and permanent disability or retirement of the director at or after age seventy (70). In no event, however, shall any option become exercisable prior to six (6) months following shareholder approval of the Plan in the manner prescribed by Reg. ss. 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "1934 Act"). Unless terminated earlier in accordance with the terms of the Plan, each option granted on January 1, 1995 and thereafter shall terminate upon the expiration of ten years after such option was granted.

      F. CHANGE OF CONTROL. In the case of any merger, consolidation or combination of the Company (other than a merger, consolidation or combination in which the Company is the continuing entity and which does not result in the outstanding shares of Stock being converted into or exchanged for different securities, cash or other property, or any combination thereof), any director to whom an option has been granted under the Plan shall have the right (subject to the provisions of this Plan and any limitation applicable to such option), thereafter and during the term of each such option, to receive upon exercise of any option an amount equal to the excess of the fair market value on the date of such exercise of the securities, cash or other property, or combination thereof, receivable upon such merger, consolidation or combination in respect of a share of Stock over the exercise price of such option, multiplied by the number of shares of Stock with respect to which such option shall have been exercised. Such amount shall be payable in the kind or kinds of property payable in such merger, consolidation or combination.

      If a tender offer or exchange offer for the Stock (other than such an offer by the Company) is commenced or if the shareholders of the Company shall approve an agreement providing either for a transaction in which the Company will cease to be an independent publicly-owned Company

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or for a sale or other disposition of all or substantially all of the assets of the Company, all options theretofore granted and not fully exercisable shall become exercisable in full upon the happening of such event and shall remain so exercisable for a period of 60 days following such date after which they shall revert to being exercisable in accordance with their terms.

      Notwithstanding the provisions of subparagraph H below, if any merger, consolidation, combination, tender offer, exchange offer, or other transaction described above results in any director ceasing to be a director of the Company, then such director shall have the right to exercise such option for a period of 60 days following the date on which such director ceases to be a director of the Company.

      G. MANNER OF EXERCISE. Options may be exercised only by written notice to the Company, which notice must specify the date of the stock option and the number of shares of Stock covered by the exercise, accompanied by payment of the full consideration for the shares as to which they are exercised in one or a combination of the following alternative forms:

            (i) cash (including check, bank draft or money order); (ii) shares of Stock previously acquired and held for at least six (6) months and standing in the name of the director equal in value on the date of exercise to the option price of the shares being exercised hereunder; or
      (iii) by delivering a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to the Company the total option price in cash.

      If the value of a certificate for shares tendered is in excess of the option price, the excess representing any fraction of a share value will be refunded to the director in cash by the Company, and any excess representing whole share values will be refunded to the director by the issuance of a new Stock certificate representing such whole shares. If the director desires that the shares of Stock be registered in his or her name and that of another as joint tenants with rights of survivorship, he or she should so state in the notice. In no case may fewer than one hundred
      (100) of such shares be purchased at any one time, except to purchase a residue of fewer than one hundred (100) shares. An option may not be exercised for a fractional share.

      H. TERMINATION OF DIRECTORSHIP. All rights of a director in an option, to the extent that such rights have not been exercised, shall terminate upon the termination of his or her services as a director of the Company for any reason other than the death of the director or retirement at or after age seventy (70) or retirement because of total and permanent disability. In the case of such a retirement, whether by reason of disability or age, a director's option shall terminate one (1) year after the date of retirement or, if earlier, on the original expiration date of the option. The foregoing notwithstanding, any option granted to a director under the Plan and which has been outstanding for at least six (6) months may be exercised by the personal representative of the director's estate or by the person or persons to whom the option is transferred pursuant to the director's will or in accordance with the laws of descent and distribution at any time prior to the earlier of the one (1) year after the date of the director's death or the original expiration date of such option; upon the earlier of such events the option shall terminate.

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                                 V. OPTION PRICE

      The option price per share for the shares covered by each option shall be the fair market value (as determined in Article VI) of one (1) share of Stock as of the date of grant of the option.

                          VI. VALUATION OF COMMON STOCK

      For all valuation purposes under the Plan, the fair market value of a share of Stock shall be the last trade price recorded by the American Stock Exchange as of the close of trading activity on the date of the grant. If there is no trade on such day, then the last trade price on the next preceding day for which there does exist such a trade shall be determinative of fair market value

                     VII. NO RIGHT TO CONTINUE AS A DIRECTOR

      Neither the Plan nor the granting of an option nor any other action taken pursuant to the Plan shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain a director for any period of time or at any particular rate of compensation.

                            VIII. ADJUSTMENT TO STOCK

      In the event any change is made to the Stock subject to the Plan or subject to any outstanding option granted under the Plan (whether by reason of merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination of shares, exchange of shares, change in corporate structure or otherwise), then appropriate adjustments shall be made to the maximum number of shares that may be the subject of options granted under the Plan and the number of shares and price per share of Stock subject to outstanding options. The grant of options under the Plan shall not affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

                               IX. EFFECTIVE DATE

      The Plan shall take effect on the date of adoption by the Board of Directors of the Company, but no shares of Stock shall be issued under the Plan and no options granted under the Plan shall be exercisable before the Plan is approved by the holders of at least a majority of the Company's voting stock present or represented and voting at a duly held meeting at which a quorum is present or represented. If such shareholder approval is not obtained, then any options previously granted under the Plan shall terminate and no further options shall be granted.

                            X. AMENDMENT OF THE PLAN

      The Board of Directors of the Company may suspend or discontinue the Plan or revise or amend it in any respect whatsoever; provided that the Board shall not, without the approval of the Company's shareholders (i) materially increase the number of shares of Stock which may be issued under the Plan (unless necessary to effect the adjustments required under Article VIII) or other benefits accruing to participants under the Plan, (ii) materially modify the eligibility requirements

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for awards under the Plan, or (iii) make any other change with respect to which the Board of Directors determines that shareholder approval is required by applicable law or regulatory standards; nor shall any amendment adversely affect a director's rights under any option previously granted without the director's consent. The provisions of this Plan that state or set forth a formula for determining the amount, price and timing of awards of options and/or Stock shall not be amended more than once every six (6) months.

                               XI. USE OF PROCEEDS

      The cash proceeds received by the Company from the issuance of shares pursuant to options under the Plan shall be used for general corporate purposes.

                            XII. REGULATORY APPROVALS

      The implementation of the Plan, the granting of any option under the Plan, and the issuance of Stock upon the exercise of any such option shall be subject to the Company's procurement of all approvals and permits retired by regulatory authorities having jurisdiction over the Plan, the options granted under it or the Stock issued Pursuant to it.

                              XIII. ADMINISTRATION

      The Plan shall be construed and interpreted by the members of the Board of Directors of the Company who are also employees of the Company or employees of a subsidiary of the Company. (Such members shall be referred to as the "Committee"). The decision of a majority of the members of the Committee shall constitute the decision of the Committee, and the Committee may act (a) at a meeting at which a majority of the members of the Committee is present, (b) by simultaneous telephonic communication, or (c) by a written consent signed by all members of the Committee. The Committee shall also have authority to prescribe, amend and rescind rules and regulations relating to the Plan, and to make all other determinations necessary or advisable in the interpretation and construction of the Plan. Such authority shall not, however, empower the Committee to determine or change the amount, option price and/or timing of awards under this Plan which are fixed in accordance with formula provisions contained herein.

                     XIV. DELIVERY AND REGISTRATION OF STOCK

      The Company's obligation to deliver shares with respect to an option shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the participant to whom such shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of any federal, state or local securities legislation. It may be provided that any representation requirement shall become inoperative upon a registration of the shares or other action eliminating the necessity of such representation under securities legislation. The Company shall not be required to deliver any shares under the Plan prior to (i) the admission of such shares to listing on any stock exchange or system on which shares may then be listed, and (ii) the completion of such registration or other qualification of such shares under any state or federal law, rule or regulation, as the Committee shall determine to be necessary or advisable.

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                                XV. GOVERNING LAW

      The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware and construed accordingly.

                                 XVI. SUCCESSORS

      The Plan shall be binding upon the successors and assigns of the Company.

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